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                        MORTGAGE LOAN PURCHASE AGREEMENT
                              (BEAR STEARNS LOANS)

     Mortgage Loan Purchase Agreement ("Agreement"), dated as of July 1, 1999, between Bear, Stearns Funding Inc. (the "Seller"), and Bear Stearns Commercial Mortgage Securities Inc. (the "Purchaser").

     The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of July 1, 1999 (the "Cut-Off Date"), between the Purchaser, as depositor, Wells Fargo Bank, National Association, as servicer (the "Servicer"), GMAC Commercial Mortgage Corporation, as special servicer (the "Special Servicer"), Norwest Bank, Minnesota, National Association, as paying agent, LaSalle National Bank, as trustee (the "Trustee") and ABN Amro Bank, N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans and certain other mortgage loans (the "Bear Stearns Mortgage Loans"), the Trust will issue to the Purchaser pass-through certificates to be known as and Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

     Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

     The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class X Certificates (the "Public Certificates") will be sold by the Purchaser to Bear Stearns & Co., Inc. ("Bear Stearns"), Morgan Stanley & Co. Incorporated ("Morgan") and Norwest Investment Services, Inc. ("Norwest") (collectively, the "Initial Purchasers") pursuant to an Underwriting Agreement, between the Purchaser and the Initial Purchasers, dated as of June 15, 1999 (the "Underwriting Agreement") and the Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") will be sold by the Purchaser to Bear Stearns pursuant to a Certificate Purchase Agreement, between the Purchaser and Bear Stearns, dated as of June 15, 1999 (the "Certificate Purchase Agreement"). The Initial Purchasers will offer the Public Certificates for sale publicly pursuant to a Prospectus dated August 18, 1998 ("the "Prospectus"), as supplemented by a preliminary Prospectus Supplement dated June 9, 1999 (such Prospectus, preliminary Prospectus Supplement and the diskette delivered therewith, collectively, the "Preliminary Prospectus Supplement") and as further supplemented and amended by a final Prospectus Supplement dated June 15, 1999 (such Prospectus, final Prospectus Supplement and the diskette delivered therewith, collectively, the "Final Prospectus Supplement"), and Bear Stearns will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum to be dated June 15, 1999 (the "Memorandum").

     In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:
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     SECTION 1. Agreement to Purchase. The Seller agrees to sell, and the
Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The sale of the Mortgage Loans shall take place on June 29, 1999 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price in the letter between the Seller and the Purchaser dated as of the Closing Date. Such purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

     On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

     SECTION 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time, on or prior to the Closing Date shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (i) below) for each Mortgage Loan. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

     All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (i) each original Mortgage Note, bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the Seller, and further endorsed, on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of LaSalle Bank, National Association, as trustee for the registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-WF2, without recourse, representation or warranty, express or implied" or if the original Mortgage Note is not

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     included therein, then a lost note affidavit containing a customary indemnification provision with a copy of the Mortgage Note attached thereto;

            (ii) the original Mortgage (or a certified copy thereof from the applicable recording office) and originals (or certified copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Seller, in each case with evidence of recording indicated thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because the original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage together with, in the case of a delay caused by a public recording office, an Officer's Certificate of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation, or, in the case of an original Mortgage having been lost after recordation, a copy of such Mortgage certified by the appropriate public recording office where such Mortgage is recorded to be a true and complete copy of such original Mortgage, or in the case of an original blanket intervening Assignment retained by the Seller, a copy thereof certified by the Seller or, if any original intervening Assignment has not been returned from the applicable public recording office or has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment together with, in the case of a delay caused by a public recording office, an Officer's Certificate of the Seller stating that such original Assignment has been sent to the appropriate public recording official for recordation, or, in the case of an original Assignment having been lost after recordation, a copy of such Assignment certified by the appropriate public recording office where such Assignment is recorded to be a true and complete copy of such original Assignment;

            (iii) an original assignment of the Mortgage, in recordable form, to "LaSalle Bank, National Association, as trustee for the registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-WF2";

            (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Seller, in each case with evidence of recording thereon or, if any original Assignment of Leases has not been returned from the applicable public recording office or has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases together with, in the case of a delay caused by a public recording office, an Officer's Certificate of the Seller stating that such original Assignment of Leases has been sent to the appropriate public recording official for recordation, or, in the case of an original Assignment of Leases having been lost after recordation, a copy of such Assignment of Leases certified by the appropriate public recording office where such Assignment of Leases is recorded to be a true and complete copy of such original Assignment of Leases;

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            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the Seller in favor of the Trustee (in such capacity);

            (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Seller, in each case with evidence of recording thereon;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, executed by the Seller in favor of the Trustee (in such capacity);

            (viii) originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements and all Money Term or otherwise material modifications, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, or if the policy has not yet been issued, an original or copy of a written commitment, interim binder or the pro forma title insurance policy, dated as of the date on which the related Mortgage Loan was funded with the original title insurance policy to follow within 180 days of the Closing Date or a preliminary title report with an original title insurance policy to follow within 180 days of the Closing Date;

            (x) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan;

            (xi) all UCC Financing Statements, assignments thereof and continuation statements, or copies thereof, sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and to transfer such security interest to the Trustee;

            (xii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, any Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

            (xiii) with respect to any Mortgage Loan with Additional Debt that is subordinate to such Mortgage Loan, any subordination agreement, pursuant to which such Additional Debt is subordinated to such Mortgage Loan;

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            (xiv) copies of ground leases related to any Mortgage Loan where the
     Mortgagor is the lessee under such lease and there is a lien in favor of the mortgagee in such lease;

            (xv) any survey of the related Mortgaged Property;

            (xvi) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

            (xvii) an original or copy of any lock-box agreements, intercreditor agreements and management agreements related to any Mortgage Loan;

            (xviii) an original or copy of any environmental reports and environmental indemnification agreements related to any Mortgage Loan; and

            (xix) an original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, together with the original supporting documentation evidencing a beneficial transfer, in favor of "LaSalle Bank, National Association, as trustee for Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-WF2.

     "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer or any Servicing Officer (as defined in the Pooling and Servicing Agreement).

     The assignment of Mortgage, assignment of Assignment of Leases and assignment of UCC financing statement referred to in clauses (iv), (v), (vii) and (xi) may be in the form of a single instrument assigning the Mortgage, Assignment of Leases and UCC financing statement to the extent permitted by applicable law. The Seller will deliver the original Mortgage Note to the Trustee, on behalf of the Purchaser, endorsed in blank, to effect the transfer to the Purchaser of the Mortgage Notes and all related deeds of trust, mortgages and other loan documents specified above. Concurrently herewith, the Purchaser has contracted to sell the Mortgage Loans to the Trustee on behalf of the Certificateholders. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

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     If the Seller cannot deliver, or cause to be delivered, as to any Mortgage
Loan, the original Mortgage Note, the Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnification of the Purchaser and of the Trustee on behalf of the Trust Fund against any losses that the Trust Fund may incur by reason of such lost or destroyed Mortgage Note. If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (vii) and
(viii) above, with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of this Mortgage Loan Purchase Agreement shall be deemed to have been satisfied as to such non-delivered document or instrument provided that a photocopy of such non-delivered document or instrument (certified by the Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Purchaser, the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of the documents and/or instruments referred to in clause (ii) above to be a true and complete copy of the original thereof submitted for recording), with evidence of recording thereon, is delivered to the Purchaser, the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Purchaser may consent to, which consent shall not be unreasonably withheld so long as the Seller is, as certified in writing to the Purchaser and the Trustee no less often than every 90 days, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in the definition of "Mortgage File", with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of this paragraph shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified in the case of the documents and/or instruments referred to in clause (ii) above by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Purchaser, the Trustee or a Custodian appointed thereby on or before the Closing Date together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to any Mortgage Loan, notwithstanding the foregoing, the Seller may deliver a UCC-3 on or before the Closing Date that does not contain the filing information for the related UCC-1 and/or UCC-2 if such UCC-1 and/or UCC-2 has not been returned to the Seller by the applicable filing office, and the Seller may deliver an assignment referred to in clauses (iii), (v) or (vii) above that does not contain the recording information for the related Mortgage, Assignment of Leases or Security Agreement, as applicable, if such Mortgage, Assignment of Leases or Security Agreement has not been returned to the Seller by the applicable recording office. The Seller hereby authorizes the Purchaser, acting in its stead and on its behalf, to fill in any missing filing or recording information or any instrument or document required to be delivered pursuant to this paragraph.

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     Except under the circumstances provided for in the last sentence of this paragraph, the Seller shall as to each Mortgage Loan, promptly (and in any event within 45 days of the later of the Closing Date and the Purchaser's and Trustee's actual receipt of the related documents) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (iii), (v) and (vii) above and each UCC-3 to the Trustee. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Purchaser, the Trustee or a Custodian or its agent shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The Purchaser shall execute, or cause the Seller to execute any replacement document or instrument being filed in substitution for any such lost or returned unrecorded or unfiled document or instrument and assist the Purchaser, the Trustee or a Custodian or its agent in recording or filing such documents or instruments. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii), (v) or (vii) above, or to file any UCC-3 referred to in clause (xi) above in those jurisdictions where, in the written opinion of local counsel of Purchaser, the Trustee or a Custodian acceptable to the Purchaser and the Trustee, such recordation and/or filing is not required to protect the Purchaser's or the Trustee's interest in the Mortgage Loans against sale, further assignment, satisfaction or discharge by the Seller or the Purchaser.

     The Trustee, as assignee or transferee of the Purchaser for the benefit of the holders of the Certificates, shall be entitled to all scheduled payments of principal due after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

     All documents relating to the Mortgage Loans that are not required to be delivered to the Trustee, shall be shipped by the Seller to the Servicer, on behalf of the Purchaser, on or prior to the Closing Date.

     Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller either to the Trustee or the Servicer as set forth herein. The Seller's records shall reflect the transfer of each Mortgage Loan to the Purchaser and its assigns as a sale.

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
     The Seller shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the Seller or any other name to be transferred to the Servicer promptly after the Closing Date, but in all events within three (3) business days after the Closing Date.

     It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser, by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser, of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (A) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable on and after the Cut-off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (B) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

     The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest

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pursuant to the Uniform Commercial Code (including, without limitation,
Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

     Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

     The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the relevant jurisdiction.

     Notwithstanding anything to the contrary contained herein, the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (as described in clause (i) above) required to be delivered to the Trustee or the Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered or deemed to be delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

     SECTION 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser which contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

     On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants

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and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable advance prior notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect.

     The Purchaser shall keep confidential any information regarding the Seller that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum, the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information.

     SECTION 4. Representations and Warranties of the Seller and the Purchaser.
(a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, subject to any exceptions set forth on Schedule 1 to Exhibit 2 hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (a) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (b) other laws relating to or affecting the rights of creditors generally, (c) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (d) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (a) such qualifications as may be required under state securities or blue sky laws, (b) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
     (c) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (d) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (a) any term or provision of the Seller's articles of association or by-laws, (b) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (c) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (a), (b) or (c) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            (vii) To the Seller's knowledge, the Mortgage Information (as defined in that certain indemnification agreement, dated as of July 1, 1999, between the Seller, the Purchaser and the Initial Purchasers (the "Indemnification Agreement")) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

     Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

     (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby which has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or which may be applicable to the Purchaser or its assets.

            (v) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, or any order or decree of any court, or any order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

     To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

     Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

     SECTION 5. Remedies Upon Breach of Representations and Warranties Made by the Seller. (a) It is hereby acknowledged that the Purchaser shall make for the benefit of the holders of the Certificates, whether directly or by way of assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto.

     (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required, not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), the party discovering such Material Document Defect or Material Breach shall promptly notify the other parties and within 90 days of the earlier of discovery by the Seller or receipt by the Seller of notice of such Material Document Defect or such Material Breach, as the case may be, the Seller shall be required to cure such Material Document Defect or Material Breach; provided, however, the Purchaser or its assignee shall extend the cure period an additional 90 days if the Seller certifies to the Purchaser or its assignee, as applicable, that the Seller has been diligently attempting to cure such breach within the 90 day period.

     The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured within the above cure periods, the Seller shall, not later than 90 days after its discovery or the Purchaser's or its assignee's notice to it respecting such Material Document Defect or Material Breach, within the three-month period (or such longer period as contemplated by the preceding paragraph) commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), either (i) repurchase the related Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) at its option replace any Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such defect would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within the sooner of (i) 90 days from the date the Seller was notified of the defect or (ii) two years from the Closing Date. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

     The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach or breach of the representations and warranties set forth in Exhibit 2 hereto; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

     (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Servicer or the Special Servicer on its behalf) shall give prompt written notice to the Seller of its discovery of any Material Document Defect or Material Breach and prompt notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement). The Pooling and Servicing Agreement shall provide that any of the following Document Defects shall be conclusively presumed to be Material Document Defects: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and the certificate states that the original signed Mortgage was sent for recordation within the previous 180 days; or (c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File.

     (d) If the Seller repurchases any Mortgage Loan pursuant to this Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller, all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner.

     SECTION 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of O'Melveny & Myers LLP, New York, New York, at 10:00 a.m. New York time, on the Closing Date.

The closing shall be subject to each of the following conditions:

     (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date.

     (b) All Closing Documents specified in Section 7 of this
Agreement, in such forms as are agreed upon and acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

     (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

     (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Mortgage Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

     (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date. (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

     (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

     (h) Neither Initial Purchaser shall have terminated the Underwriting Agreement and Bear Stearns shall not have terminated the Certificate Purchase Agreement.

     (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

     (j) The Pooling and Servicing Agreement shall have been executed and delivered by the parties thereto.

     (k) The Seller shall have executed and delivered the Indemnification Agreement.

     All parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

     (a) This Agreement duly executed by the Purchaser and the Seller.

     (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (a) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (b) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

     (c) True, complete and correct copies of the Seller's articles of association and by-laws.

     (d) A certificate of existence for the Seller from the Comptroller of the Currency, dated not earlier than 30 days prior to the Closing Date.

     (e) A certificate of the Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

     (f) An opinion of in-house senior counsel to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller continues to hold a valid certificate to do business as a national banking association under the laws of the United States and has full corporate power and authority to enter into and perform its obligations under this Agreement and the Indemnification Agreement.

            (ii) This Agreement and the Indemnification Agreement have been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement or the Indemnification Agreement except any approvals as have been obtained.

            (iv) The consummation by the Seller of any of the transactions contemplated by the terms of this Agreement and the Indemnification Agreement does not conflict with or result in a breach or violation of, or constitute a default under, the charter documents of the Seller.

            (v) To his knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or the Indemnification Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

     Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

     In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States.

     (g) An opinion of O'Melveny & Myers LLP, special counsel to the Seller, dated the Closing Date, substantially to the effect (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications) that this Agreement and the Indemnification Agreement are valid, legal and binding agreements of the Seller, enforceable against the Seller in accordance with their respective terms.

     Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the opinion of in-house senior counsel to the Seller referred to in clause (f) above.

     In rendering the opinion expressed above, such counsel may limit such opinions to matters governed by the laws of the State of New York and the federal laws of the United States of America.

     (h) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

     (i) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

     (j) Such further certificates, opinions and documents as the Purchaser may reasonably request.

     (k) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

     (l) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

     (m) An executed Bill of Sale in the form attached hereto as Exhibit 4.

     SECTION 8. Costs. The Seller shall pay the Purchaser the costs and expenses as previously agreed to by the Seller and the Purchaser.

     SECTION 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to and Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167,
Attention: James G. Reichek, with a copy to Joseph Jurkowski, Esq., telecopy number: (212) 270-2619 (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek, with a copy to Joseph Jurkowski, Esq., telecopy number: (212) 270-2619.

     SECTION 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

     SECTION 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

     SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

     SECTION 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor because of such ownership.

     SECTION 15. Modifications. (a) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. (b)

     (b) The provisions of Sections 2, 4(a) (other than clause (vii), 5, 11, 12, 14 and 15 of this Agreement may not be changed in any manner which would have a material adverse effect on Holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in the Pooling and Servicing Agreement.

     SECTION 16. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder. This Agreement shall be continuously maintained as an official record of the Seller from and after the time of its execution.

     IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                        BEAR, STEARNS FUNDING, INC.


                                        By:  /s/ J. Christopher Hoeffel
                                             -----------------------------
                                            Name:  J. Christopher Hoeffel
                                            Title: Vice President





                                        BEAR STEARNS COMMERCIAL
                                        MORTGAGE SECURITIES INC.


                                        By:  /s/ James G. Reichek
                                             ------------------------------
                                             Name:  James G. Reichek
                                             Title: Executive Vice President

                                   Schedule A

                         Releases of Mortgaged Property

                                      None

                                   Schedule B

                              List of Junior Liens


     ------------------------- -------------------------------------------------
     Loan No.                  Explanation
     ------------------------- -------------------------------------------------
     17877                     There is subordinate secured debt on the
                               Property that is held by a third party in the approximate amount of $2,054,000.

     25589 There is subordinate secured debt on the Property that is held by the general partner of the Borrower in the approximate amount of $2,435,318.

     25118 The Borrower is permitted to encumber the Property to secure subordinate debt in an amount such that total debt (including the Mortgage
                               Loan) does not exceed 30% of the then-current value of the Property.
     ------------------------- -------------------------------------------------

                                   Schedule C

                        List of Loans with Ground Leases
                          with terms less than 10 years
                         beyond the Stated Maturity Date

                                      None

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE





                                      1-1

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS


       (Representations and Warranties with respect to Bear Stearns Loans)

     1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan
Schedule is true and correct in all material respects as of the date of this Agreement and as of the Cut-off Date.

     2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date.

     4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph (13) below, enforceable first priority lien upon the related Mortgaged Property, which includes all buildings located thereon and all fixtures thereto, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph (13) below, enforceable security interest in favor


                                     2-1
of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

     5. Assignment of Leases and Rents. The Assignment of Leases set forth in the Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph (13) below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

     6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, except for any partial reconveyances of real property that do not materially adversely affect the value of the property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File.

     7. Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Mortgage Loan, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such


                                     2-2

Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

     8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a mark-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

     9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

     10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (13) below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered other than for the junior liens listed on Schedule B hereto; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any.

     11. Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

                                      2-3

     12. Environmental Conditions. An environmental site assessment was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance, or (ii) the related Mortgagor was required either to provide additional security which was deemed to be sufficient by the originator to remediate the problem and/or to obtain an operations and maintenance plan.

     13. Loan Document Status. Each Mortgage Note, Mortgage and other document conveyed to the Depositor with respect to a Mortgage Loan that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other document.

     14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage, to be insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, with no deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee (in its capacity as mortgagee or loss payee, as applicable) as an additional insured and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes

                                      2-4
the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan.

     15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

     16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), of the related Mortgagor's interest in the Ground Lease but is not secured by the related fee interest in such Mortgaged Property (the "Fee Interest"):

                  (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

                  (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

                  (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor, or if such lessor's consent is required it cannot be unreasonably withheld;

                  (d) Such Ground Lease is in full force and effect and no material amendment to such Ground Lease is binding on mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

                                      2-5

                  (e) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and
         (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

                  (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (g) Except as set forth on Schedule C, such Ground Lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the Maturity Date of the related Mortgage Loan;

                  (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

                  (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located.

     18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date required to be deposited or paid have been so deposited or paid.

     19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described

                                      2-6
in clauses (a)(i) and (a)(ii) of this paragraph (13) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

     20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under
Section 1001 of the Code either (a) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (b) satisfies the provisions of either clause (a)(i) of paragraph (19) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph (19) above, including the proviso thereto.

     21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

     22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

     23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

     24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

     25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price set forth therein and prepayment consideration in connection therewith.

     26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.


                                      2-7

     27. No Material Default. To the Seller's best knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs (3), (7),
(12), (14), (15), (16) and (17) hereof.

     28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

     29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination.

     30. Junior Liens. Only Mortgage Loans identified on Schedule B permit the related Mortgaged Property to be encumbered by a lien junior to the lien of the related Mortgage and describes any requirements relating to debt service coverage or similar criteria needed to be satisfied to obtain such junior lien. Except as otherwise set forth in Schedule B, the Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to or in parity with the lien of the related Mortgage.

     31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgage Loan or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

     32. Servicing. The servicing and collection practices used by the Seller have been in all material respects legal, proper and prudent and have met customary industry standards.

     33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgage Property as it was then operated.

                                      2-8

     34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by any collateral (including any mortgage) that is not included in the Trust.

     35. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $20 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

     36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes the non-recourse obligations of the related obligors thereon except that either (i) such provision does not apply in the case of fraud by the Mortgagor or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor.

     37. Defeasance. Each Mortgage Loan which grants the related Mortgagor the option to obtain the release of the lien of the Mortgage on the related Mortgaged Property by substituting U.S. Treasury securities for such Mortgaged Property, as collateral for the related Mortgage Notes (i) does not, as a factual matter, permit defeasance prior to the date such defeasance would be permitted under the applicable REMIC provisions and (ii) requires the delivery of a Rating Agency Confirmation or requires that (A) the replacement collateral consist of U.S. Treasury securities in an amount sufficient to make all scheduled payments under the Mortgage Note when due, as certified by an independent accounting firm, (B) the Mortgage Loan be assumed by a single-purpose entity that is established for the purpose of holding Defeasance Collateral with respect to one or more Mortgage Loans, and (C) counsel provide an opinion that the holder of the Mortgage Loan has a perfected security interest in such collateral prior to any other claim or interest and (iii) requires the related Mortgagor pay all of the reasonable costs and expenses incurred in connection with the exercise of such options; and

     38. SMMEA Qualification. Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.


                                      2-9

         IN WITNESS WHEREOF, each of the parties hereto has caused this Mortgage Loan Purchase Agreement to be duly executed and delivered on this _________ day of _____, 1999.

SELLER:                        BEAR, STEARNS FUNDING, INC.


                               By:
                                   ---------------------------------
                                    Name:  J. Christopher Hoeffel
                                    Title: Vice President



PURCHASER:                     BEAR STEARNS COMMERCIAL
                               MORTGAGE SECURITIES INC.


                               By:
                                   ----------------------------------
                                    Name:  James G. Reichek
                                    Title: Executive Vice President

                                    EXHIBIT 3

                               PRICING FORMULATION













                                      3-1

                                    EXHIBIT 4

                                  BILL OF SALE

     1. PARTIES. The parties to this Bill of Sale are the following:

        Seller:                 Bear, Stearns Funding, Inc.
        Purchaser:              Bear Stearns Commercial Mortgage Securities Inc.

     2. SALE. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of July 1, 1999 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

                  (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable on and after the Cut-off Date, and the Mortgage Files;

                  (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the property described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (c) All cash and non-cash proceeds of the property described in clauses (a) and (b) above (but excluding the Purchase Price paid by the Purchaser to the Seller).

     3. PURCHASE PRICE. The amount set forth in the letter between the Seller and the Purchaser dated the Closing Date.

     4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.





                                      4-1

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this _________ day of _____, 1999.

SELLER:                            BEAR, STEARNS FUNDING, INC.


                                   By:
                                      ------------------------------
                                      Name:  J. Christopher Hoeffel
                                      Title: Vice President


PURCHASER:                         BEAR STEARNS COMMERCIAL
                                   MORTGAGE SECURITIES INC.


                                   By:
                                      -------------------------------
                                      Name:  James G. Reichek
                                      Title: Executive Vice President

SCHEDULE I



LOAN
NUMBER   LOAN NAME                               ADDRESS                                                CITY                 STATE
------------------------------------------------------------------------------------------------------------------------------------
5502     205 Place Shopping Center               9710-9740 S.E. Washington Street                       Portland             OR
5504     Talbert  Center                         12230-12400 Southeast Sunnyside Road                   Clackamas            OR
8643     2607 Rhawn St. & 8040 Roosevelt Blvd.   2607 Rhawn St. & 8040 Roosevelt Blvd.                  Philadelphia         PA
9122     Torrey Reserve North Court              11622-11682 El Camino Real                             San Diego            CA
9419     Southland Plaza                         3200 West Park Avenue                                  Houma                LA
9675     211 63rd Street                         211 63rd Street                                        Brooklyn             NY
11101    310 West C Street                       300-310 West C Street                                  San Diego            CA
11134    Hilltop Medical Center                  2970 Hilltop Mall Road                                 Richmond             CA
11505    Waverly Elementary School               1150 East New York Ave.                                Brooklyn             NY
12052    Crondall Corner                         3710 Crondall Lane                                     Owings Mill          MD
12099    Forest Plaza                            195 Forest Ave, 645 & 695 High Street                  Palo Alto            CA
12101    Keyser Oaks Center                      Keyser Avenue & Oak Avenue                             Scranton             PA
12130    38 East 30th Street                     38 East 30th Street                                    New York             NY
16398    Gary's Plaza Shopping Center            553 South Broad Street                                 Lansdale             PA
16416    Woodlane Square Shopping Center         798 Woodlane Road                                      Burlington County    NJ
16465    3720 Arroyo Sorrento Road               3720 Arroyo Sorrento Road                              San Diego            CA
16953    Glencoe Building                        4061-4063 Glencoe Avenue                               Marina Del Rey       CA
16958    Redwood Studios                         4077-81 Redwood Drive                                  Marina Del Rey       CA
17154    521-527 & 529-535 West 20th Street      521-527 & 529-535 West 20th Street                     New York             NY
17553    Gaithersburg Storehouse                 1 Metropolitan Grove Road                              Gaithersburg         MD
17583    State Tower Building                    201-19 East Genesee Street                             Syracuse             NY
17660    Plymouth Square Shopping Center         Ridge Pike/Butler Pike                                 Plymouth Meeting     PA
17718    Homewood Suites                         2250 Center Street                                     Chattanooga          TN
17875    St. Jude's Health Complex               433 & 459 W. Bastanchury Rd.                           Fullerton            CA
17877    Ruxton Tower                            50 West 72nd Street                                    New York             NY
17923    All American Mini Storage               711 South Mills Avenue                                 Claremont            CA
17927    Barnegat Mini-Storage                   85 South Main Street                                   Barnegat             NJ
17961    Hidden Valley Apartments                531-561 Westview Drive                                 Hastings             MN
17962    Willow Park Apartments                  6200-6651 67th Avenue North                            Brooklyn Park        MN
18041    225 Broadway                            225 Broadway                                           New York             NY
18066    Vagabond Inn Hayward                    20455 Hesperian Boulevard                              Hayward              CA
18113    Best Western - Lake Norman              19608 Liverpool Parkway                                Cornelius            NC
18137    Glenn Dale Business Center              7100 Holladay Tyler Road                               Glenn Dale           MD
18173    Miracle Mile Mobile Home Park           3642 Boulder Highway                                   Las Vegas            NV
18332    Albertson's Marketplace                 6411-6511 E. Spring Street, 3022-3028 Palo Verde Ave.  Long Beach           CA
18346    Piney Orchard Market Place              8671-8779 Piney Orchard Parkway                        Odenton              MD
25024    417-423 West Broadway                   417-423 West Broadway                                  Boston               MA
25069    Lochwood Portfolio                      5880 Ridgewood Road                                    Jackson              MS
25078    Sunrise Shopping Center                 100-265 Sunrise Center Road                            Zanesville           OH
25117    Village Walk Shopping Center            770 Boston Post Road                                   Guilford             CT
25118    Quebec House Apartments                 2800-2801 Quebec Street, N.W.                          Washington           DC
25144    Pecan Park Place                        1241 FM 359                                            Richmond             TX
25165    Trumbull Medical Arts Center            15 Corporate Drive                                     Trumbull             CT
25195    598 Broadway                            598 Broadway                                           New York             NY
25271    Crystal Tree Apartments                 1050 E. Henderson Ave                                  Fresno               CA
25312    Parkland Green Apartments               15000, 15100 West Cleveland Ave                        New Berlin           WI
25352    Shakespeare & Sherwood Apartments       490-500 Sherwood Place                                 Stratford            CT
25387    Vagabond Portfolio
25423    Holiday Inn Express                     2080 West North Temple                                 Salt Lake City       UT
25445    Southgate Mini Storage                  1025 Golden Gate Drive                                 Napa                 CA
25451    Diho Plaza                              9250 Bellaire Boulevard                                Houston              TX
25479    7 East 47th Street                      7 East 47th Street                                     New York             NY
25485    Regent Square Apartments                1 North Randall Avenue                                 Madison              WI
25489    Inland Portfolio
25508    Eckerd's                                25 Seminary Street                                     Auburn               NY
25557    Sun Suites
25559    Harborwood West Apartments              6100 Soudview Drive                                    Gig Harbor           WA
25577    270 St. Paul Building                   270 St. Paul                                           Denver               CO
25589    The Craft House Apartments              51-55 N. Third Street                                  Philadelphia         PA
25609    The Growth Companies Portfolio
25675    Snowden's Ridge Apartments              2105-A Harlequin Terrace                               Silver Spring        MD
25714    Interpointe Shopping Center             2100 South & 300 West                                  Salt Lake City       UT
25742    Northfield Estates                      710-740 North State Highway 3                          Northfield           MN
25764    Brinkley House Apartments               3051 Brinkley Rd                                       Temple Hills         MD
25959    Mayfair House Apartments                2930 Cherry Street                                     Falls Church         VA
26031    San Jacinto Court Shopping Center       5003 Garth Road                                        Baytown              TX
26032    Ashford Court Shopping Center           12701 Westheimer Road                                  Houston              TX
26174    Parkvale Medical Office                 4616 N. 51st Avenue                                    Phoenix              AZ




                                                                                                                     STATED
                                                                                                                    ORIGINAL
                                                                                                                    TERM TO
LOAN                    GROSS MORTGAGE    ADMINISTRATIVE    NET MORTGAGE                                            MATURITY
NUMBER     ZIP CODE          RATE            COST RATE          RATE         ORIGINAL BALANCE    CUT-OFF BALANCE     (MOS.)
------------------------------------------------------------------------------------------------------------------------------
5502         97216         7.4600%           0.053%           7.4070%         $7,850,000.00       $7,839,854.99       120
5504         97015         7.4600%           0.053%           7.4070%          4,950,000.00        4,943,602.83       120
8643         19152         9.0000%           0.053%           8.9470%          3,000,000.00        2,997,324.11       120
9122         92130         7.5550%           0.053%           7.5020%         18,300,000.00       18,286,567.59       120
9419         70364         7.3850%           0.053%           7.3320%          2,850,000.00        2,811,961.60       120
9675         11220         8.6550%           0.053%           8.6020%          2,725,000.00        2,720,493.82       120
11101        92101         8.0500%           0.053%           7.9970%            900,000.00          892,961.41       180
11134        94806         8.0400%           0.053%           7.9870%          4,100,000.00        4,092,679.96       120
11505        11212         8.0600%           0.053%           8.0070%          2,500,000.00        2,471,050.70       120
12052        21117         7.7300%           0.053%           7.6770%          3,750,000.00        3,745,478.48       120
12099        94301         8.2250%           0.053%           8.1720%          2,925,000.00        2,923,125.28       120
12101        18504         8.0850%           0.053%           8.0320%          3,200,000.00        3,190,821.90       180
12130        10016         6.7100%           0.053%           6.6570%          6,400,000.00        6,352,555.92       120
16398        19446         8.1550%           0.053%           8.1020%          3,140,000.00        3,136,619.30       120
16416        80606         8.7050%           0.053%           8.6520%          3,450,000.00        3,444,785.64       120
16465        92130         7.5550%           0.053%           7.5020%            950,000.00          949,302.69       120
16953        90292         7.4000%           0.053%           7.3470%          1,700,000.00        1,695,510.77       120
16958        90292         7.4950%           0.053%           7.4420%          2,500,000.00        2,493,554.59       120
17154        10011         7.1600%           0.053%           7.1070%          6,500,000.00        6,490,945.63       120
17553        20878         7.4000%           0.053%           7.3470%          2,350,000.00        2,336,206.16       120
17583        13202         8.9900%           0.053%           8.9370%          4,950,000.00        4,947,290.54       120
17660        19428         7.4500%           0.053%           7.3970%         15,300,000.00       15,280,176.76       120
17718        37421         8.7300%           0.053%           8.6770%          4,250,000.00        4,236,423.75       120
17875        92835         7.4500%           0.053%           7.3970%          4,875,000.00        4,855,796.63       120
17877        10023         6.8250%           0.053%           6.7720%          7,650,000.00        7,650,000.00       120
17923        91711         8.1700%           0.053%           8.1170%          1,675,000.00        1,671,944.74       120
17927        08005         8.2650%           0.053%           8.2120%          1,400,000.00        1,396,064.59       120
17961        55033         7.2500%           0.053%           7.1970%          1,500,000.00        1,498,829.86       120
17962        55429         7.2500%           0.053%           7.1970%          2,100,000.00        2,098,361.80       120
18041        10007         7.3900%           0.053%           7.3370%         25,500,000.00       25,466,456.83       120
18066        94541         8.4600%           0.053%           8.4070%          2,300,000.00        2,281,285.13       120
18113        28031         8.9200%           0.053%           8.8670%          3,700,000.00        3,690,814.53       120
18137        20769         7.8300%           0.053%           7.7770%          9,000,000.00        8,989,428.78       120
18173        89121         7.1300%           0.053%           7.0770%          6,500,000.00        6,485,527.78       120
18332        90808         7.4000%           0.053%           7.3470%          8,700,000.00        8,677,025.73       120
18346        21113         7.7400%           0.053%           7.6870%          2,800,000.00        2,798,019.80       120
25024        02127         8.5000%           0.053%           8.4470%          1,255,000.00        1,253,783.98       120
25069        39211         8.1200%           0.053%           8.0670%          7,470,000.00        7,461,880.42       120
25078        43701         8.1600%           0.053%           8.1070%          1,750,000.00        1,748,207.21       120
25117        06437         7.6400%           0.053%           7.5870%          2,500,000.00        2,498,196.02       120
25118        20008         7.0200%           0.053%           6.9670%          6,000,000.00        6,000,000.00        60
25144        77469         8.1000%           0.053%           8.0470%          2,300,000.00        2,297,620.60       180
25165        06611         7.5800%           0.053%           7.5270%          3,800,000.00        3,795,723.63       120
25195        10012-3351    7.8000%           0.053%           7.7470%          3,000,000.00        3,000,000.00       180
25271        93706         7.4600%           0.053%           7.4070%          5,000,000.00        5,000,000.00       120
25312        53151         7.8000%           0.053%           7.7470%          4,800,000.00        4,796,646.22       120
25352        06615         7.3350%           0.053%           7.2820%          2,500,000.00        2,498,082.47       120
25387                      8.9450%           0.053%           8.8920%          9,340,000.00        9,331,592.45       120
25423        84116         8.7200%           0.053%           8.6670%          4,100,000.00        4,100,000.00       120
25445        94558         7.9700%           0.053%           7.9170%          2,150,000.00        2,150,000.00       120
25451        77036         7.9500%           0.053%           7.8970%          3,125,000.00        3,121,687.28       120
25479        10017         7.8900%           0.053%           7.8370%          1,550,000.00        1,548,936.53       120
25485        53715         7.4050%           0.053%           7.3520%          2,200,000.00        2,197,453.73       120
25489                      6.8650%           0.053%           6.8120%         57,450,000.00       57,450,000.00        60
25508        13021         7.9700%           0.053%           7.9170%          2,200,000.00        2,197,675.41       120
25557                      8.8600%           0.053%           8.8070%         15,640,000.00       15,640,000.00       120
25559        98335         7.5300%           0.053%           7.4770%          3,000,000.00        3,000,000.00       120
25577        80206         8.2400%           0.053%           8.1870%          3,500,000.00        3,500,000.00       120
25589        19106-4517    7.7750%           0.053%           7.7220%          3,435,000.00        3,432,587.81       120
25609                      7.4500%           0.053%           7.3970%          4,775,000.00        4,775,000.00       120
25675        20904         7.4150%           0.053%           7.3620%          4,000,000.00        3,996,980.53       120
25714        84115-2513    7.6600%           0.053%           7.6070%          5,200,000.00        5,196,262.78       120
25742        55057         7.7000%           0.053%           7.6470%          1,300,000.00        1,298,565.03       120
25764        20748         6.9550%           0.053%           6.9020%         16,000,000.00       15,986,768.04       120
25959        22042         6.9550%           0.053%           6.9020%          6,000,000.00        5,995,038.02       120
26031        77521         8.6150%           0.053%           8.5620%          5,550,000.00        5,550,000.00       120
26032        77077         8.5200%           0.053%           8.4670%          2,390,000.00        2,388,558.08       120
26174        85031         7.5600%           0.053%           7.5070%          3,300,000.00        3,296,274.35       120




           REMAINING
            TERM TO                                                            ORIGINAL
LOAN       MATURITY                                                           AMORTIZATION    INTEREST ONLY       FIRST PAYMENT
NUMBER      (MOS.)      MATURITY DATE     ARD DATE    ARD RATE STEP (BPS)        (MOS.)           MONTHS              DATE
------------------------------------------------------------------------------------------------------------------------------
5502         118           05/01/09                                               360                 0              06/01/99
5504         118           05/01/09                                               360                 0              06/01/99
8643         119           06/01/09                                               300                 0              07/01/99
9122         119           06/01/09                                               360                 0              07/01/99
9419         108           07/01/08                                               300                 0              08/01/98
9675         118           05/01/09                                               300                 0              06/01/99
11101        167           06/01/13                                               360                 0              07/01/98
11134        117           04/01/09                                               360                 0              05/01/99
11505        113           12/01/08                                               240                 0              01/01/99
12052        118           05/01/09                                               360                 0              06/01/99
12099        119           06/01/09                                               360                 0              07/01/99
12101        179           06/01/14                                               180                 0              07/01/99
12130        111           10/01/08                                               360                 0              11/01/98
16398        118           05/01/09                                               360                 0              06/01/99
16416        117           04/01/09                                               360                 0              05/01/99
16465        119           06/01/09                                               360                 0              07/01/99
16953        116           03/01/09                                               360                 0              04/01/99
16958        116           03/01/09                                               360                 0              04/01/99
17154        118           05/01/09                                               360                 0              06/01/99
17553        115           02/01/09                                               300                 0              03/01/99
17583        119                          06/01/09             200                360                 0              07/01/99
17660        118           05/01/09                                               360                 0              06/01/99
17718        117           04/01/09                                               276                 0              05/01/99
17875        117           04/01/09                                               276                 0              05/01/99
17877        116           03/01/09                                                0                 120             04/01/99
17923        118           05/01/09                                               300                 0              06/01/99
17927        117           04/01/09                                               300                 0              05/01/99
17961        119           06/01/09                                               360                 0              07/01/99
17962        119           06/01/09                                               360                 0              07/01/99
18041        118           05/01/09                                               360                 0              06/01/99
18066        115           02/01/09                                               240                 0              03/01/99
18113        117           04/01/09                                               300                 0              05/01/99
18137        118           05/01/09                                               360                 0              06/01/99
18173        118           05/01/09                                               300                 0              06/01/99
18332        116           03/01/09                                               360                 0              04/01/99
18346        119           06/01/09                                               360                 0              07/01/99
25024        119           06/01/09                                               300                 0              07/01/99
25069        118           05/01/09                                               360                 0              06/01/99
25078        119           06/01/09                                               300                 0              07/01/99
25117        119           06/01/09                                               360                 0              07/01/99
25118         59           06/01/04                                                0                 60              07/01/99
25144        179           06/01/14                                               300                 0              07/01/99
25165        119           06/01/09                                               300                 0              07/01/99
25195        180           07/01/14                                               300                 0              08/01/99
25271        120           07/01/09                                               300                 0              08/01/99
25312        119           06/01/09                                               360                 0              07/01/99
25352        119           06/01/09                                               360                 0              07/01/99
25387        119           06/01/09                                               300                 0              07/01/99
25423        120           07/01/09                                               300                 0              08/01/99
25445        120           07/01/09                                               300                 0              08/01/99
25451        119           06/01/09                                               300                 0              07/01/99
25479        119           06/01/09                                               360                 0              07/01/99
25485        119           06/01/09                                               300                 0              07/01/99
25489         59           06/01/04                                                0                 60              07/01/99
25508        119           06/01/09                                               300                 0              07/01/99
25557        120           07/01/09                                               300                 0              08/01/99
25559        120           07/01/09                                               360                 0              08/01/99
25577        120           07/01/09                                               360                 0              08/01/99
25589        119           06/01/09                                               360                 0              07/01/99
25609        120           07/01/09                                               360                 0              08/01/99
25675        119           06/01/09                                               360                 0              07/01/99
25714        119           06/01/09                                               360                 0              07/01/99
25742        119           06/01/09                                               300                 0              07/01/99
25764        119           06/01/09                                               360                 0              07/01/99
25959        119           06/01/09                                               360                 0              07/01/99
26031        120           07/01/09                                               360                 0              08/01/99
26032        119           06/01/09                                               360                 0              07/01/99
26174        119           06/01/09                                               300                 0              07/01/99





                                                               DEBT
                                                              SERVICE       INTEREST           REAL
LOAN                                                          COVERAGE       ACCRUAL         PROPERTY     LIEN
NUMBER     MONTHLY P&I     APPRAISED VALUE    CUT-OFF LTV      RATIO         METHOD          INTEREST    POSITION   CALL PROTECTION
-----------------------------------------------------------------------------------------------------------------------------------
5502           $54,673       $13,200,000         59.39%          1.60x        Actual/360       Fee         First      Defeasance
5504         34,475.64         8,200,000         60.29%          1.59         Actual/360       Fee         First      Defeasance
8643         25,175.89         4,700,000         63.77%          1.34         Actual/360       Fee         First      Defeasance
9122        128,646.16        28,400,000         64.39%          1.49         Actual/360       Fee         First      Defeasance
9419         20,848.52         3,800,000         74.00%          1.42         Actual/360       Fee         First      Defeasance
9675         22,227.80         4,100,000         66.35%          1.34         Actual/360       Fee         First      Defeasance
11101         6,635.28         1,700,000         52.53%          1.71         Actual/360       Fee         First      Defeasance
11134        30,198.75         6,000,000         68.21%          1.38         Actual/360       Fee         First      Defeasance
11505        21,004.45         4,750,000         52.02%          1.39         Actual/360       Fee         First      Defeasance
12052        26,813.65         5,300,000         70.67%          1.43         Actual/360       Fee         First      Defeasance
12099        21,923.16         4,400,000         66.43%          1.26         Actual/360       Fee         First      Defeasance
12101        30,738.10         9,100,000         35.06%          1.78         Actual/360       Fee         First      Defeasance
12130        41,340.25        12,000,000         52.94%          1.70         Actual/360       Fee         First      Defeasance
16398        23,380.39         4,900,000         64.01%          1.45         Actual/360       Fee         First      Defeasance
16416        27,030.36         4,900,000         70.30%          1.34         Actual/360       Fee         First      Defeasance
16465         6,678.35         1,375,000         69.04%          1.49         Actual/360       Fee         First      Defeasance
16953        11,770.46         2,650,000         63.98%          1.83         Actual/360       Fee         First      Defeasance
16958        17,471.80         4,250,000         58.67%          1.57         Actual/360       Fee         First      Defeasance
17154        43,945.36        13,300,000         48.80%          1.83         Actual/360       Fee         First      Defeasance
17553        17,213.72         4,100,000         56.98%          1.84         Actual/360       Fee         First      Defeasance
17583        39,793.21         8,000,000         61.84%          1.36         Actual/360       Fee         First      Defeasance
17660       106,456.47        22,500,000         67.91%          1.48         Actual/360       Fee         First      Defeasance
17718        35,754.55         6,700,000         63.23%          1.56         Actual/360       Fee         First      Defeasance
17875        36,962.99         8,200,000         59.22%          1.48         Actual/360       Fee         First      Defeasance
17877        44,113.67        20,500,000         37.32%          2.15         Actual/360       Fee         First      Defeasance
17923        13,117.12         2,700,000         61.92%          1.38         Actual/360       Fee         First      Defeasance
17927        11,052.34         3,230,000         43.22%          1.86         Actual/360       Fee         First      Defeasance
17961        10,232.64         4,550,000         32.94%          3.18         Actual/360       Fee         First      Defeasance
17962        14,325.70        10,100,000         20.78%          4.45         Actual/360       Fee         First      Defeasance
18041       176,382.93        50,000,000         50.93%          1.65         Actual/360       Fee         First      Defeasance
18066        19,901.74         4,100,000         55.64%          1.55         Actual/360    Leasehold      First      Defeasance
18113        30,847.82         5,700,000         64.75%          1.59         Actual/360       Fee         First      Defeasance
18137        64,975.36        12,600,000         71.34%          1.41         Actual/360       Fee         First      Defeasance
18173        46,481.10        11,700,000         55.43%          1.94         Actual/360       Fee         First      Defeasance
18332        60,237.04        11,600,000         74.80%          1.38         Actual/360       Fee         First      Defeasance
18346        20,040.20         4,000,000         69.95%          1.51         Actual/360       Fee         First      Defeasance
25024        10,105.60         2,300,000         54.51%          1.54         Actual/360       Fee         First      Defeasance
25069        55,438.39        11,700,000         63.78%          1.28         Actual/360       Fee         First      Defeasance
25078        13,692.79         2,590,000         67.50%          1.41         Actual/360       Fee         First      Defeasance
25117        17,720.65         4,100,000         60.93%          1.57         Actual/360       Fee         First      Defeasance
25118        35,100.00        34,000,000         17.65%          7.37           30/360      Leasehold      First      Defeasance
25144        17,904.41         3,550,000         64.72%          1.39         Actual/360       Fee         First      Defeasance
25165        28,279.70         7,175,000         52.90%          1.77         Actual/360       Fee         First      Defeasance
25195        22,758.43         6,800,000         44.12%          1.65         Actual/360       Fee         First      Defeasance
25271        36,819.57         9,600,000         52.08%          1.52         Actual/360       Fee         First      Defeasance
25312        34,553.78         6,000,000         79.94%          1.31         Actual/360       Fee         First      Defeasance
25352        17,198.78         5,800,000         43.07%          1.93         Actual/360       Fee         First      Defeasance
25387        78,029.47        13,850,000         67.38%          1.55         Actual/360       Fee         First      Defeasance
25423        33,624.36         5,900,000         69.49%          1.50         Actual/360       Fee         First      Defeasance
25445        16,551.34         4,200,000         51.19%          1.68         Actual/360       Fee         First      Defeasance
25451        24,015.84         4,300,000         72.60%          1.35         Actual/360       Fee         First      Defeasance
25479        11,254.72         2,400,000         64.54%          1.39         Actual/360       Fee         First      Defeasance
25485        16,122.10         3,350,000         65.60%          1.48         Actual/360       Fee         First      Defeasance
25489       328,661.88       122,570,000         46.87%          2.48           30/360         Fee         First      Defeasance
25508        16,936.26         3,690,000         59.56%          1.41         Actual/360       Fee         First      Defeasance
25557       129,754.17        24,428,000         64.02%          1.56         Actual/360       Fee         First      Defeasance
25559        21,038.10         4,850,000         61.86%          1.45         Actual/360       Fee         First      Defeasance
25577        26,269.73         5,300,000         66.04%          1.35         Actual/360       Fee         First      Defeasance
25589        24,668.13         4,300,000         79.83%          1.29         Actual/360       Fee         First      Defeasance
25609        33,224.16         6,925,000         68.95%          1.53         Actual/360       Fee         First      Defeasance
25675        27,736.14         5,350,000         74.71%          1.35         Actual/360       Fee         First      Defeasance
25714        36,930.56         6,546,000         79.38%          1.39         Actual/360       Fee         First      Defeasance
25742         9,776.64         1,800,000         72.14%          1.48         Actual/360       Fee         First      Defeasance
25764       105,965.29        27,000,000         59.21%          1.76         Actual/360       Fee         First      Defeasance
25959        39,736.98        11,600,000         51.68%          1.98         Actual/360       Fee         First      Defeasance
26031        43,127.85         7,750,000         71.61%          1.26         Actual/360       Fee         First      Defeasance
26032        18,410.92         3,275,000         72.93%          1.26         Actual/360       Fee         First      Defeasance
26174        24,515.65         4,850,000         67.96%          1.52         Actual/360       Fee         First      Defeasance



              EFFECTIVE     FREE PREPAY
LOAN       LOCKOUT PERIOD     WINDOW
NUMBER        (MOS.)           (MOS.)
------------------------------------------------
5502           120               0
5504           120               0
8643           120               0
9122           120               0
9419           120               0
9675           120               0
11101          177               3
11134          120               0
11505          119               1
12052          120               0
12099          120               0
12101          180               0
12130          120               0
16398          120               0
16416          120               0
16465          120               0
16953          120               0
16958          120               0
17154          120               0
17553          119               1
17583          117               3
17660          117               3
17718          120               0
17875          120               0
17877          120               0
17923          117               3
17927          120               0
17961          120               0
17962          120               0
18041          117               3
18066          120               0
18113          120               0
18137          120               0
18173          120               0
18332          120               0
18346          120               0
25024          120               0
25069          120               0
25078          120               0
25117          120               0
25118           57               3
25144          180               0
25165          120               0
25195          180               0
25271          120               0
25312          120               0
25352          120               0
25387          120               0
25423          120               0
25445          120               0
25451          120               0
25479          120               0
25485          120               0
25489           59               1
25508          120               0
25557          120               0
25559          114               6
25577          120               0
25589          120               0
25609          120               0
25675          120               0
25714          120               0
25742          120               0
25764          119               1
25959          119               1
26031          120               0
26032          120               0
26174          120               0